SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐       Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Cardiogenesis Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held June 18, 2007
ANNUAL MEETING OF SHAREHOLDERS JUNE 18, 2007
INFORMATION CONCERNING SOLICITATION AND VOTING
SOLICITATION AND REVOCATION OF PROXIES
SHAREHOLDERS’ VOTING RIGHTS
NOMINATION AND ELECTION OF DIRECTORS (PROPOSAL NO. 1 ON PROXY CARD)
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES THEREOF
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 2 ON PROXY CARD)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
ANNUAL REPORT TO SHAREHOLDERS
OTHER MATTERS
ANNUAL REPORT ON FORM 10-KSB

CARDIOGENESIS CORPORATION
11 Musick
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 18, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cardiogenesis Corporation, a California corporation, will be held at our corporate headquarters located at 11 Musick, Irvine, California 92618 on Monday, June 18, 2007 at 10:00 a.m., Pacific Daylight Time for the following purposes:

(1) The election of five directors to serve until the next annual meeting of shareholders;

(2) Ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm (“independent auditors”) for fiscal 2007; and

(3) The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

The close of business on May 1, 2007, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment or postponements thereof. For a period of at least ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be open for examination by any shareholder during ordinary business hours at our corporate headquarters located at 11 Musick, Irvine, California 92618.

YOUR VOTE IS VERY IMPORTANT TO US WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS ARE URGED TO VOTE THEIR SHARES PROMPTLY BY MAIL, TELEPHONE OR INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

By Order of the Board of Directors,

William R. Abbott
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

Irvine, California
May 18, 2007

CARDIOGENESIS CORPORATION
11 Musick
Irvine, California 92618
(949) 420-1800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
JUNE 18, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

The following information is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Cardiogenesis Corporation in connection with our Annual Meeting of Shareholders (the “Annual Meeting”) and adjournments or postponements thereof to be held on Monday, June 18, 2007 at our corporate headquarters located at 11 Musick, Irvine, California 92618, at 10:00 a.m., Pacific Daylight Time for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

SOLICITATION AND REVOCATION OF PROXIES

A form of proxy is being furnished herewith by us to each shareholder and in each case is solicited on behalf of the Board of Directors for use at the Annual Meeting. We made copies of this Proxy Statement available to shareholders beginning on May 18, 2007. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. We may reimburse persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. The costs of such solicitation are not expected to exceed $5,000. Our directors, officers and regular administrative employees may solicit proxies personally, by telephone or telegraph but will not be separately compensated for such solicitation services.

Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to us. Internet and telephonic voting is available through 1:00 a.m. (Central Time) on June 18, 2007. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with our Secretary a notice in writing revoking it, or by submitting a proxy bearing a later date via the internet, by telephone or by mail. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted FOR the election of all five of the nominee-directors specified herein, and FOR the ratification of the selection of KMJ Corbin & Company LLP as our independent registered public accounting firm for fiscal year 2007, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made therein. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by our Board of Directors and each of them is a director.

Your execution of the enclosed proxy or submitting your vote by telephone or on the internet will not affect your right as a shareholder to attend the Annual Meeting and to vote in person.

Under our bylaws and California law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to ratification of the selection of KMJ Corbin & Company LLP will have the same effect as votes against such proposal. Broker non-votes will be treated as unvoted for purposes of determining approval of any such proposal and will not be counted as votes for or against such proposal.

SHAREHOLDERS’ VOTING RIGHTS

Only holders of record of our Common Stock, no par value (“Common Stock”), at the close of business on May 1, 2007 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 45,273,701 shares of Common Stock outstanding, with one vote per share, held by approximately 246 shareholders of record.

With respect to election of directors, assuming a quorum is present, the five candidates receiving the highest number of votes are elected. See “Nomination and Election of Directors.” To ratify the appointment of KMJ Corbin & Company LLP, assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of the Common Stock.

NOMINATION AND ELECTION OF DIRECTORS

(PROPOSAL NO. 1 ON PROXY CARD)

Board of Directors

All of our directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors or executive officers. We currently do not have a nominating committee of the Board of Directors, or any committee performing similar functions. Nominees for election as a director are selected by the entire Board of Directors.

The five nominee-directors receiving the highest number of votes cast at the Annual Meeting will be elected as directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate’s name has been placed in nomination prior to the vote and the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder’s intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors if any shareholder gives notice of his or her intention to exercise the right to cumulative voting. In that event, the Board of Directors will instruct the proxy holders to vote all shares represented by proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board of Directors that may be elected with the votes held by the proxy holders.

The following table sets forth the name, age and position of each of the members of our Board of Directors as of May 1, 2007. Also provided below is a brief description of the business experience of each director during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws:

Gary S. Allen, M.D.	41	Director
Paul J. McCormick	54	Director
Robert L. Mortensen	72	Director
Marvin J. Slepian, M.D.	51	Chief Scientific Officer, Director
Gregory D. Waller	57	Director

Gary S. Allen, MD became a member of the Board in October 2005. Since 2004, Dr. Allen has been affiliated with Cardiovascular Surgeons, P.A. of Orlando, Florida and has served as the Chief of Cardiothoracic Surgery at Osceola Regional Medical Center in Kissimmee, Florida. He earned his Bachelor’s Degree in Biochemistry from Skidmore College, his Medical Degree from Albany Medical College and completed his general surgery training and residency at the University of Texas Healthcare Sciences Center in Houston, Texas. Dr. Allen completed a National Institutes of Health (NIH) granted Post Doctoral fellowship at the University of Utah Artificial Heart Research Laboratory) and his cardiothoracic surgery fellowship at the University of Utah, Salt Lake City. His professional affiliations include the Society of Thoracic Surgeons, the Florida Society of Thoracic Surgeons, the International Society for Minimally Invasive Cardiac Surgery and the Southern Thoracic Society. Dr. Allen is also a member of the Scientific Advisory Boards of ESTECH and Alsius Corporation.

Paul J. McCormick was appointed to our Board of Directors in April 2007. Mr. McCormick is currently President and Chief Executive Officer of Endologix, Inc., a developer and manufacturer of minimally invasive treatments for cardiovascular disease and a reporting company under the Securities Exchange Act of 1934, and has served on its Board of Directors since May 2002. Mr. McCormick joined the former Endologix in January 1998, prior to its merger with Radiance Medical Systems, Inc. in May 2002, as Vice President of Sales and Marketing, and served as President and Chief Operating Officer from January 2001 until the merger in May 2002. He then served in the same position with Endologix until January 2003 when he became President and Chief Executive Officer.

Previously, he held various sales and marketing positions at Progressive Angioplasty Systems, Heart Technology, Trimedyne Inc., and United States Surgical Corporation.

Robert L. Mortensen has served as one of our directors since April 1992. In May 2006, Mr. Mortensen became an investor in and a member of the Board of Directors of Mobius Photonics, a start up company focused on development of a fiber laser system for drilling precise micro holes for electronic manufacturing applications. Mr. Mortensen was also a member of the Board of Directors of Lightwave Electronics Corporation until May 2005 when the Company was acquired by JDS Uniphase Corporation. In 1984, Mr. Mortensen founded Lightwave Electronics Corporation, a solid-state laser company, and until his retirement in 2001 was either its President or Chairman of the Board. Mr. Mortensen holds an M.B.A. from Harvard University.

Marvin J. Slepian, M.D. became a member of our Board of Directors in December 2003. Since 1991, Dr. Slepian has taught medicine at the University of Arizona and currently serves as a Clinical Professor of Medicine and Director of Interventional Cardiology at the Sarver Heart Center at the University of Arizona. Dr. Slepian is a Co-Founder, Chairman, Chief Scientific and Medical Officer of SynCardia Systems, Inc., a privately-held company that manufacturers a complete artificial heart for patients with end-stage heart disease. He was also one of the founders of Focal, Inc., a publicly-traded company that developed novel polymer-based therapeutics for surgery and angioplasty, including the world’s first synthetic tissue sealant. Focal Inc. was acquired by Genzyme, Inc. in April 2001. Dr. Slepian has served as the Company’s Chief Scientific Officer since August 2004 but is not an employee of the Company. Dr. Slepian received a Bachelor of Arts degree from Princeton University in 1977 and a Medical Doctor degree from the University of Cincinnati College of Medicine in 1981. He did his residency in internal medicine at NYU School of Medicine/Bellevue Hospital where he was also chief resident. In addition, Dr. Slepian was a Clinical and Research Fellow in the Cardiology Division of the John Hopkins University School of Medicine and participated in a second fellowship in interventional Cardiology at the Cleveland Clinic Foundation.

Gregory D. Waller was appointed to our Board of Directors in April 2007. Mr. Waller served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 to May 2005 and was formerly the Vice President and Treasurer of Kerr, Ormco and Metrex. Mr. Waller joined Ormco in December 1980 as Vice President and Controller and served as Vice President of Kerr European Operations from July 1989 to August 1993. Mr. Waller began his career with American Hospital Supply Corporation, in the Harleco and McGaw Divisions before transferring to the Ormco Division, which was subsequently acquired by Sybron. Mr. Waller received both a BA in political science and an MBA with a concentration in accounting from California State University at Fullerton. Mr. Waller also currently serves as a member on the Board of Directors and as the audit committee chairman for Clarient Inc., Endologix, Inc. and SenoRx Inc., each of which is a reporting company under the Securities Exchange Act of 1934, as well as for privately held Alsius Corporation, and Vivometrics, Inc.

In addition to our current directors, Kurt E. Wehberg M.D. and Joseph R. Kletzel also served as directors during 2006. Dr. Wehberg resigned as a director in May 2006 and Mr. Kletzel died on January 15, 2007.

The terms of all directors will expire at the next annual meeting of shareholders or when their successors are elected and qualified.

Shareholders wishing to contact any Board member may do so by writing a letter addressed to such Board member and addressing it to our corporate headquarters located at 11 Musick, Irvine, California 92618.

The Board of Directors Unanimously Recommends a Vote “FOR” All of the Nominees Above.

Board Meetings

The Board met six times during fiscal 2006. Each of the directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director. We did not hold an annual meeting of our shareholders in 2006. Each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the shareholders, the Board and Committees of which he is a member.

INFORMATION CONCERNING THE BOARD OF DIRECTORS
AND CERTAIN COMMITTEES THEREOF

COMMITTEES

The business of the Board of Directors is conducted through full meetings of the Board of Directors. We currently do not have a separate nominating, audit or compensation committee of our Board of Directors, but instead the entire Board of Directors performs the functions of these committees.

Nominating Committee

Our Board of Directors does not maintain a separate nominating a committee but instead the entire Board performs the functions of the nominating committee. The entire Board of Directors proposes nominees for election or reelection to the Board of Directors. Should a vacancy in the Board of Directors occur, the Board will seek and nominate qualified individuals. The Board of Directors will consider nominees for director whose names are timely submitted by holders of our Common Stock in writing addressed to the Chairman of the Board accompanied by such information regarding the nominee as would be required under the rules of the Securities and Exchange Commission (the “SEC”) were the shareholder soliciting proxies with regard to the election of such nominee. Our Nominating Committee does not have a charter.

Once the Board of Directors has identified a prospective nominee, the Board makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Board with the recommendation of the prospective candidate, as well as the Board’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Board determines that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Board. The Board then evaluates the prospective nominee based on a number of standards, including:

•	the ability of the prospective nominee to represent the interests of our shareholders;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the extent to which the prospective nominee helps the Board reflect the diversity of our shareholders, employees, customers, guests and communities.

The Board also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more members of the Board, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Board determines the nominees after considering the recommendation and report of the each member of the Board.

Any shareholder who wishes to communicate directly with the Board of Directors, or one or more specific directors, may send a letter addressed to the Board of Directors or to the specific directors intended to be addressed to our corporate headquarters. We will forward all communications to the Board of Directors or to the specific directors identified by the shareholder. Our current policy is to send every shareholder’s communication addressed to the Board of Directors or to one or more specific directors to the identified directors.

REPORT OF AUDIT COMMITTEE

Our Board of Directors does not have a separate audit committee and did not have a separate audit committee during 2006. Instead, the entire Board of Directors served in such capacity. We did not have an “audit committee financial expert” on our Board during 2006 however Mr. Waller, who was appointed to the Board in April 2007, has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the Securities and Exchange Commission. Although we are not currently subject to NASD rules regarding director independence, our Board has determined that Mr. Waller is an “independent director” as such term is defined in NASD Rule 4200(a)(15). Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to our proxy statement for our 2005 annual meeting.

The Board of Directors, acting in its capacity as the Audit Committee, oversees our financial reporting and internal control processes, as well as the independent audit of our consolidated financial statements by our independent registered public accounting firm (“independent auditors”). The Board of Directors appointed and the shareholders ratified KMJ Corbin & Company LLP (“KMJ”) as our independent auditors for fiscal year 2006. Management has the primary responsibility for our financial statements and the financial reporting process, including our system of internal controls. In fulfilling its oversight responsibilities, the Board of Directors reviewed and discussed our audited financial statements for fiscal 2006 with management and KMJ. Management and KMJ have represented to the Board of Directors that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Board of Directors reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee (or the entire Board, as applicable) in accordance with the standards of the Public Company Accounting Oversight Board (United States), including matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the independent auditors have provided the Board of Directors with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committee,” and the Board has discussed with the independent auditors the auditors’ independence from management and us, including the compatibility of non audit services with the auditors’ independence.

The Board of Directors discussed with our independent auditors the overall scope and plans for their respective audits. The Board meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Board has approved that our audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Board has also appointed KMJ Corbin & Company LLP as our independent auditors for its fiscal year 2007.

The foregoing report has been furnished by the members of the Board of Directors who served on the Board in 2006.

Gary S. Allen, M.D.               Robert L. Mortensen               Marvin J. Slepian, M.D.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL NO. 2 ON PROXY CARD)

The Board has appointed KMJ Corbin & Company LLP as our independent auditors for the fiscal year ending December 31, 2007, and the Board is recommending shareholders ratify that appointment at the Annual Meeting. KMJ does not have, and has not had at any time, any direct or indirect financial interest in us or any of our subsidiaries and does not have, and has not had at any time, any relationship with us or any of our subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither Cardiogenesis nor any of our officers or directors has or has had any interest in KMJ.

As a matter of good corporate governance, the Board has determined to submit the appointment of KMJ to the shareholders for ratification. In the event that this appointment of KMJ is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Board of Directors or the Audit Committee will reconsider its appointment of an independent registered public accounting firm for future periods.

Representatives of KMJ will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

Notwithstanding the ratification by shareholders of the appointment of KMJ, the Board of Directors or the Audit Committee may, if the circumstances dictate, appoint other independent auditors.

Former Independent Registered Public Accounting Firm

On July 5, 2005, we dismissed PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm. Our dismissal of PWC was recommended by the Audit Committee of the Board of Directors of the Company and ratified by the Board of Directors.

The reports of PWC on our financial statements for the 2003 and 2004 fiscal years prior to our dismissal of PWC did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the 2003 and 2004 fiscal years and through July 5, 2005, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreement(s) in connection with its reports on our financial statements for such years. Further, during the 2003 and 2004 fiscal years and through July 5, 2005, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

We provided a copy of the above disclosures to PWC and asked PWC to provide us with a letter addressed to the Securities and Exchange Commission stating whether or not PWC agrees with our statements. Such letter was included as an exhibit to our Form 8-K filed with the SEC on July 11, 2005.

Effective July 5, 2005, we engaged the firm of KMJ Corbin & Company LLP (formerly known as Corbin & Company, LLP) as our independent auditor. During the 2003 and 2004 fiscal years and through July 5, 2005, we did not consult with KMJ regarding either (i) the application of the accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; and neither a written report nor advice was provided to us that KMJ concluded was an important factor considered by us in reaching a decision as to the accounting of financial reporting issues; or (ii) any matter that was either the subject of a disagreement or a reportable event (as defined in Regulation S-K, Item 304(a)(1)).

Fees Paid to Our Independent Registered Public Accountants

The following is a description of aggregate fees billed by our independent registered public accounting firm for each of the past two fiscal years. PWC served as our independent registered public accounting firm for the period from January 1, 2005 through July 5, 2005. On July 5, 2005, KMJ was engaged as our independent registered public accounting firm.

	2006	2005

Audit Fees	$95,000	$83,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$95,000	$83,000

Audit fees represent amounts paid for professional services rendered for the audit of our financial statements for such periods and the review of the financial statements included in our Quarterly Reports during such periods.

During 2006, the entire Board of Directors performed the functions of the Audit Committee and followed the pre-approval policies that had previously been approved by the Audit Committee. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee (or the entire Board, as applicable) is requested, if any. The Audit Committee (or the entire Board, as applicable) reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm.

The Audit Committee (or the entire Board, as applicable) pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by its independent registered public accounting firm, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Board of Directors has considered whether the services provided by its independent registered public accounting firm are compatible with maintaining the independence of the independent registered public accounting firm and has concluded that the independence of both our independent public accounting firm is maintained and is not compromised by the services provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of May 1, 2007 by each of the following:

•	each person know to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each named executive officer;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within sixty days of the date of this proxy statement are deemed outstanding for purposes of computing the beneficial ownership by the person holding such options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the principal address of each of the stockholders below is Cardiogenesis Corporation, 11 Musick, Irvine, California 92618.

	Shares of Common Stock Beneficially Owned(1)
		Percentage
Name and Address of Beneficial Owner	Number	Ownership(2)

5% Shareholders:
Perkins Capital Management, Inc.(3)	6,342,550	14.0%
730 East Lake Street Wayzata, MN 55391

Non-Employee Directors:
Gary S. Allen, M.D.(4)	431,150	1.0%
Paul J. McCormick(5)	159,500	*
Robert L. Mortensen(6)	183,696	*
Marvin J. Slepian, M.D.(7)	137,500	*
Gregory D. Waller(8)	—	—

Named Executive Officers:
Richard P. Lanigan(9)	669,566	1.5%
Michael J. Quinn(10)	1,091,658	2.4%
Gerard A. Arthur(11)	202,790	*
Charles J. Scarano(12)	119,167	*
All directors and executive officers as a group (14 persons)(13)	3,260,218	6.9%

*	Less than 1%.

(1)	Except as otherwise indicated and subject to applicable community property and similar laws, the table assumes that each named owner has the sole voting and investment power with respect to such owner’s shares (other than shares subject to options). Amount shares beneficially owned includes shares which are subject to options that are currently, or within sixty days following May 1, 2007, will be, exercisable.

(2)	Percentage ownership is based on 45,273,701 shares of Common Stock outstanding as of May 1, 2007.

(3)	The number of shares of Common Stock beneficially owned or of record has been determined solely from information reported on a Schedule 13G as of January 12, 2007.

(4)	Includes 27,500 shares of Common Stock subject to stock options held by Dr. Allen that are exercisable within 60 days of May 1, 2007.

(5)	Paul J. McCormick was granted 22,500 options upon his appointment to serve as a Director. Mr. McCormick’s options are subject to the option vest 1/3rd per year through April 18, 2010. Therefore, there are no shares exercisable within 60 days of May 1, 2007.

(6)	Includes 157,500 shares of Common Stock subject to stock options held by Mr. Mortensen that are exercisable within 60 days of May 1, 2007.

(7)	Includes 137,500 shares of Common Stock subject to stock options held by Dr. Slepian that are exercisable within 60 days of May 1, 2007.

(8)	Gregory D. Waller was granted 22,500 options upon his appointment to serve as a Director. Mr. Waller’s options are subject to the option vest 1/3rd per year through April 1, 2010. Therefore, there are no shares exercisable within 60 days of May 1, 2007.

(9)	Includes 585,801 shares of Common Stock subject to stock options held by Mr. Lanigan that are exercisable within 60 days of May 1, 2007.

(10)	Mr. Quinn’s employment was terminated on July 12, 2006. His address is 18 Rolfes Lane, Newbury, MA 01951. Includes 689,008 shares of Common Stock subject to stock options held by Mr. Quinn that are exercisable within 60 days of May 1, 2007.

(11)	Includes 197,390 shares of Common Stock subject to stock options held by Mr. Arthur that are exercisable within 60 days of May 1, 2007.

(12)	Includes 119,167 shares of Common Stock subject to stock options held by Mr. Scarano that are exercisable within 60 days of May 1, 2007.

(13)	Represents shares of Common Stock beneficially owned by all directors, named executive officers, and our other executive officers as of May 1, 2007, as a group. Includes options to purchase an aggregate of 2,057,060 shares of Common Stock exercisable within 60 days of May 1, 2007.

EXECUTIVE COMPENSATION

Our Board of Directors did not have a separate Compensation Committee during 2006 nor does it currently have a separate Compensation Committee and we do not currently have a compensation committee charter. Instead, the entire Board of Directors performs the function of the Compensation Committee.

The Board of Directors in its capacity as the Compensation Committee reviews and approves our executive compensation policies. The Board administers our various incentive plans, including the Stock Option Plan and the Employee Stock Purchase Plan, sets compensation policies applicable to our executive officers and evaluates the performance of our executive officers. The following describes the compensation policies and rationale applicable with respect to the compensation paid to our executive officers for the fiscal year ended December 31, 2006.

Compensation Philosophy

Our executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to our long-term success and the enhancement of shareholder value. In addition to base salary, certain elements of total compensation are payable in the form of variable incentive plans tied to our performance and the individual, and in the equity-based plans designed to closely align executive and shareholder interests.

Base Salary

Base salary for executives, including that of the chief executive officer, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. In order to evaluate the competitive position of our salary structure, the Board makes reference to publicly available compensation information and informal compensation surveys obtained by management with respect to cash compensation and stock option grants to officers of comparable companies in the high-technology sector, our industry and its geographic location. Executive salary levels are set to approximate average rates, with the intent that superior performance under incentive bonus plans will enable the executive to elevate his total cash compensation levels that are above average of comparable companies. The Board reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

Compensation to Chief Executive Officer in 2006

None of the named executive officers have employment agreements with us currently and none of them have entered into any agreement or arrangement that entitles them to the payment of benefits if their employment is terminated, including termination following a change in control.

Prior to his termination by us in July 2006, Michael J. Quinn, our former Chief Executive Officer, was a party to an employment agreement. Pursuant to the terms of his employment agreement, Mr. Quinn was eligible to receive his base salary and certain other benefits, including (i) an annual bonus determined by the Board of Directors, (ii) options or other rights to acquire our common stock, under terms and conditions determined by the Board of Directors. Under the terms of such employment contract, to the extent Mr. Quinn was determined to have been terminated without cause, he would have been entitled to receive certain severance benefits which include payment of annual salary and continuation of insurance benefits for the remainder of his employment term or three years (whichever is longer).

On July 12, 2006, we terminated Michael Quinn as our Chairman, Chief Executive Officer and President in accordance with the terms of his employment agreement. At the time of termination, Mr. Quinn stated that he intended to bring claims against us relating to his termination, including claims for payment of severance he claimed was owed to him under the terms of his employment agreement. In October 2006, we entered into a settlement agreement with Mr. Quinn pursuant to which we agreed to settle certain disputes between them relating to Mr. Quinn’s termination from employment. Pursuant to the terms of the settlement, we agreed to pay Mr. Quinn a total of approximately $500,000 in equal bi-monthly installments over a period of three years and also paid approximately $51,000 to Mr. Quinn’s counsel as attorney’s fees. Mr. Quinn was also allowed to retain 689,008 previously issued stock options having the following exercise prices:

89,008 shares at $0.32 per share

150,000 shares at $0.70 per share

200,000 shares at $0.54 per share

250,000 shares at $0.50 per share

The exercise period of these options has been extended so that each option shall terminate on October 12, 2009. We also agreed that Mr. Quinn would be entitled to statutory indemnification and any indemnification required by our bylaws relating to his service on our Board of Directors.

Stock Option Plan, Stock Purchase Plan and Certain Other Compensation

The Board believes that our Stock Option Plan is an essential tool to link the long-term interests of shareholders and employees, especially executive management, and serves to motivate executives to make decisions that will, in the long run, give the best returns to shareholders. Stock options are generally granted when an executive joins Cardiogenesis, with subsequent grants also taking into account the individual’s performance and the vesting status of previously granted options. These options typically vest over a three year period and are granted at an exercise price equal to the fair market value of our Common Stock at the date of grant. The sizes of initial option grants are based upon the position, responsibilities and expected contribution of the individual. This approach is designed to maximize shareholder value over a long term, as no benefit is realized from the option grant unless the price of our Common Stock has increased over a number of years.

In addition to the Stock Option Plan, executive officers are eligible to participate in our Employee Stock Purchase Plan. This plan allows employees to purchase our Common Stock at a price equal to 85% of the lower of the fair market value at the beginning of the offering period or the fair market value at the end of the purchase period.

Other elements of executive benefits include life and long-term disability insurance, medical benefits and a 401(k) plan. All such benefits are available to all our regular, full-time employees. We also maintain a Management Incentive Compensation Program for officers and certain other management positions, pursuant to which bonuses are paid out if Cardiogenesis attains certain bonus targets.

Summary Compensation Table

The following table sets forth certain information concerning the compensation for the past fiscal year of (i) each person who served as our principal executive officer during 2006, (ii) the other two most highly compensated executive officers who were serving as executive officers at the end of 2006, and (iii) two additional individuals who served as executive officers during 2006 and who would have been included in (ii) above had they been serving in such capacity at the end of 2006.

	Fiscal			Option	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(1)	Compensation ($)	Total ($)

Joseph R. Kletzel, II(2) Former Interim Chief Executive Officer, Interim Chief Operating Officer, and Executive Chairman of the Board	2006	$141,250	—	$11,250	$846	$153,346
Richard P. Lanigan(3) President	2006	$264,688	—	$14,703	$1,168	$280,559
Michael J. Quinn(4) Former Chief Executive Officer, President, and Chairman of the Board	2006	$214,043	—	$140,501	$136,254	$490,798
Gerard A. Arthur(3) Senior Vice President of Operations	2006	$188,153	—	$5,464	$708	$194,325
Larry J. Czapla(5) Former Senior Vice President of Worldwide Sales	2006	$211,858	—	$25,889	$33,504	$271,251
Henry R. Rossell(6) Former Senior Vice President of Domestic Sales	2006	$301,745	—	$8,090	$26,360	$336,195
Charles J. Scarano(3) Senior Vice President of Worldwide Marketing	2006	$180,000	—	$16,292	$826	$197,118

(1)	This column reflects the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the named executives, in 2006 as well as prior years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive.

(2)	Mr. Kletzel died on January 15, 2007. Mr. Kletzel’s Salary includes $125,000 related to compensation paid to him while he served as interim Chief Operating Officer from May to July 2006 and also as interim Chief Executive Officer from July to November 2006. All Other Compensation represents life insurance premiums.

(3)	All Other Compensation represents life insurance premiums.

(4)	We terminated Mr. Quinn’s employment on July 12, 2006. Mr. Quinn’s Option Awards reflect stock-based compensation expense in 2006, excluding the impact of estimated forfeitures, of $128,583 related to the accelerated vesting of approximately 208,000 shares and modification of the original terms for all the options that he was allowed to retain. Mr. Quinn’s Other Compensation includes $45,342 in accrued vacation pay owed to him upon termination of his employment, $11,450 related to reimbursed country club membership dues and $758 in personal life insurance premiums. Other Compensation also includes $27,704 representing the portion paid in 2006 to Mr. Quinn for severance benefits, which was part of a total severance benefits payable to Mr. Quinn totaling approximately $500,000 payable through October 2009. In addition, Other Compensation also includes $51,000 paid directly to Mr. Quinn’s counsel as attorney’s fees. See, “Payments upon Termination or Change of Control.”

(5)	We terminated Mr. Czapla’s employment on July 13, 2006. In 2006, Mr. Czapla received an award of 150,000 options at an option price of $0.47 vesting over 12 months and an award of 50,000 options at an option price of

$0.50 vesting over 36 months. All of these options expired unexercised in accordance with their terms 90 days following the termination of his employment. Mr. Czapla’s Other Compensation includes $19,231 related to severance payments paid to him in 2006, $7,500 related to an auto allowance, $6,250 in accrued vacation pay owed to him upon termination of his employment, and $523 in life insurance premiums.

(6)	We terminated Mr. Rossell’s employment on November 30, 2006. In 2006, Mr. Rossell received the following option grants, each with one year from grant date vesting terms: 3,750 options at an option price of $0.44, 500 options at an option price of $0.47, 500 options at an option price of $0.58, 500 options at an option price of $0.25 and 500 options at an option price of $0.38. All of these options expired unexercised in accordance with their terms 90 days following the termination of his employment. Mr. Rossell’s Other Compensation includes $21,538 related to vacation pay owed to him upon termination of his employment, $4,000 related to an auto allowance, and $822 in life insurance premiums.

Option Grants in Fiscal Year 2006

In 2006, we did not grant any stock or equity incentive plan awards and only granted options to purchase shares of common stock. The following table sets forth information regarding outstanding shares of our common stock underlying both exercisable and unexercisable stock options held by each named executive officer in the Summary Compensation Table above and the exercise prices and expiration dates thereof as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

				Equity
				Incentive
				Plan
				Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying	Option
	Unexercised	Unexercised		Unexercised	Exercise	Option
	Options (#)	Options (#)		Unearned	Price	Expiration
Name	Exercisable	Unexercisable		Options (#)	($)	Date

Richard P. Lanigan	7,500	—		—	$8.75	1/17/2007
	6,500	—		—	$6.94	2/20/2008
	4,000	—		—	$10.75	3/13/2008
	5,000	—		—	$7.44	8/10/2008
	10,548	—		—	$8.75	5/4/2009
	1,452	—		—	$8.75	5/4/2009
	17,533	—		—	$6.06	12/15/2009
	3,467	—		—	$6.06	12/15/2009
	12,417	—		—	$6.56	4/11/2010
	12,583	—		—	$6.56	4/11/2010
	7,644	—		—	$1.38	11/28/2010
	17,356	—		—	$1.38	11/28/2010
	11,806	—		—	$2.57	5/14/2011
	13,194	—		—	$2.57	5/14/2011
	13,890	—		—	$1.01	8/2/2011
	11,110	—		—	$1.01	8/2/2011
	22,917	—		—	$0.91	5/31/2012
	14,583	—		—	$0.91	5/31/2012
	74,332	—		—	$0.32	1/7/2013
	58,802	—		—	$0.32	1/7/2013
	83,333	—		—	$0.70	6/24/2013
	16,667	—		—	$0.70	6/24/2013
	50,000	—		—	$1.03	2/26/2014
	75,000	—		—	$0.54	1/14/2015
	25,000	75,000	(1)	—	$0.50	3/21/2016

				Equity
				Incentive
				Plan
				Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying	Option
	Unexercised	Unexercised		Unexercised	Exercise	Option
	Options (#)	Options (#)		Unearned	Price	Expiration
Name	Exercisable	Unexercisable		Options (#)	($)	Date

Michael J. Quinn(2)	89,008	—		—	$0.32	10/12/2009
	150,000	—		—	$0.70	10/12/2009
	200,000	—		—	$0.54	10/12/2009
	250,000	—		—	$0.50	10/12/2009
Gerard A. Arthur	708	—		—	$8.00	10/23/2007
	1,000	—		—	$8.75	5/4/2009
	4,500	—		—	$6.06	12/15/2009
	1,000	—		—	$4.00	7/11/2010
	11,000	—		—	$2.89	6/15/2011
	7,500	—		—	$1.19	9/5/2011
	5,000	—		—	$0.70	1/18/2012
	10,000	—		—	$0.84	6/13/2012
	65,849	—		—	$0.32	1/7/2013
	10,000	—		—	$0.70	6/24/2013
	20,000	—		—	$1.03	2/26/2014
	40,000	—		—	$0.54	1/14/2015
	12,500	37,500	(1)	—	$0.50	3/21/2016
Henry R. Rossell(3)	100,000	—		—	$0.32	1/7/2013
	50,000	—		—	$0.70	6/24/2013
	50,000	—		—	$1.03	2/26/2014
	75,000	—		—	$0.54	1/14/2015
	3,750	—		—	$0.61	8/9/2015
	2,500	—		—	$0.54	9/2/2015
	5,000	—		—	$0.49	9/27/2015
Charles J. Scarano	41,667	8,333	(1)	—	$0.64	6/7/2014
	10,000	5,000	(1)	—	$0.59	12/31/2014
	15,000	—		—	$0.54	1/14/2015
	25,000	75,000	(1)	—	$0.50	3/21/2016

(1)	Options vest monthly over a 36 month period following the date of grant.

(2)	On October 24, 2006, we entered into a settlement agreement with Michael J. Quinn pursuant to which the parties agreed to settle certain disputes between them relating to the termination of Mr. Quinn’s employment. In accordance with the agreement, Mr. Quinn was entitled to retain previously issued stock options. In 2006, Mr. Quinn was awarded options to purchase 250,000 shares with the original monthly vesting term over a 36 month period expiring on 3/21/2016. However, based on the settlement agreement, on October 12, 2006, these options were fully vested and the expiration date was changed to 10/12/2009. See, “Payments upon Termination or Change of Control.”

(3)	Henry R. Rossell’s employment was terminated on November 30, 2006, and all options granted to him expired 90 days following the date of his termination in accordance with their terms. Mr. Rossell did not exercise any of these options prior to cancellation.

Director Compensation

Prior to January 1, 2007, for serving on the Board of Directors, non-employee directors received fees of $2,500 per board meeting and $500 per committee meeting, provided such committee meeting did not occur on the same day as a board meeting.

As of January 1, 2007, the compensation payable to each non-employee director changed as follows. Each non-employee director will receive an annual retainer of $12,000 (payable quarterly) and a per meeting fee of $2,500 for each regularly scheduled quarterly meeting of the Board of Directors attended in person by such director as well as reimbursement for travel expenses associated with attendance at any such meeting.

In addition, the chairmen of our Audit Committee, Compensation Committee, and Corporate Governance Committee will receive an additional annual retainer of $5,000, $2,500 and $2,000 per year, respectively (payable quarterly). Members of the Audit Committee other than the chairman will receive an additional annual retainer of $2,500 (payable quarterly).

As of April 1, 2007, each member of our Audit Committee, Compensation Committee and Corporate Governance Committee will receive a per meeting fee of $1,000 for each regularly scheduled separate meeting of such Committee attended by such person or telephonically.

In addition, pursuant to the terms of our 1996 Director Stock Option Plan, each non-employee director receives an option to purchase 22,500 shares of our common stock upon his election to the Board of Directors and subsequent option grants of 7,500 shares upon his re-election each year (provided that such re-election is at least six months after the date of initial election to the Board of Directors). The exercise price is 100% of the closing price of our common stock on the date prior to the grant date. Initial option grants vest as to one-third of the shares on each yearly anniversary of the grant date until fully vested. Subsequent option grants vest in full on the first anniversary of the date of grant. If the non-employee director ceases to serve as a director for any reason, vesting shall cease as of the date of such termination and shall be exercisable for 60 days following termination except in the case of death or disability in which case the option shall be exercisable for a period of 12 months following termination as a director.

Directors who are employees do not receive any additional compensation for their service on the Board.

The following table sets forth information concerning the compensation of our non-employee directors during 2006:

Director Compensation

	Fees Earned
	or Paid	Option	All Other
Name	in Cash ($)	Awards ($)	Compensation ($)		Total ($)

Gary S. Allen, M.D.	$17,000	$4,550	$51,000	(1)	$72,550
Paul J. McCormick(2)	—	—	—		—
Robert L. Mortensen	$16,500	$1,531	—		$18,031
Marvin J. Slepian, M.D.	$17,000	$3,800	—		$20,800
Gregory D. Waller(3)	—	—	—		—
Kurt E. Wehberg, M.D.(4)	$5,000	$3,181	$3,500		$11,681

(1)	Represents fees we paid Gary S. Allen, M.D. for his consulting services and involvement in our TMR and Pearl studies.

(2)	On April 18, 2007, Paul J. McCormick was elected to serve as a Director and therefore, he did not receive any compensation during 2006.

(3)	On April 1, 2007, Gregory D. Waller was elected to serve as a Director and therefore, he did not receive any compensation during 2006.

(4)	On May 22, 2006, Kurt E. Wehberg, M.D. resigned as a director. The amount included as All Other Compensation represents fees paid to Dr. Wehberg for physician training.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2006, we paid Gary S. Allen, M.D. $51,000 for his consulting services and involvement in our TMR and Pearl studies.

During 2006, we paid Kurt E. Wehberg, M.D. $3,500 for his involvement in physician trainings while he was a member of our Board of Directors.

Until July 13, 2006, Mr. Quinn’s daughter was employed as our Director of Corporate Events and Communications and received total cash compensation of $67,003. In 2006, Mr. Kletzel’s son was employed as a Director of Sales and received total cash compensation of $258,439.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, we believe that, except as indicated below, all of our executive officers, directors and ten percent shareholders complied with all applicable filing requirements during 2006, except as disclosed herein.

William R. Abbott failed to timely file a Form 3 as a result of his appointment as Senior Vice President, Chief Financial Officer and his related grant of an option to purchase 100,000 shares of common stock on May 15, 2006. Mr. Abbott subsequently filed the requisite Form 3 on December 1, 2006.

Gary S. Allen, M.D. failed to timely file a Form 4 with respect to the acquisition of 4,500 shares of common stock on April 17, 2006. Dr. Allen subsequently filed the requisite Form 4 on April 28, 2006.

Henry R. Rossell, a former officer, failed to timely file a Form 4 with respect to the grants of an option to purchase 500 shares of common stock on March 15, 2006, 500 shares of common stock on March 31, 2006, 500 shares on May 31, 2006, and 500 shares on June 12, 2006. Mr. Rossell subsequently filed the requisite Form 4 on December 1, 2006.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

We currently intend to hold our 2008 Annual Meeting of Shareholders in June 2008 and to mail proxy statements relating to such meeting in May 2008. Shareholders interested in presenting a proposal for consideration at our 2008 Annual Meeting of Shareholders may do so by following the procedures prescribed by Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws. To be eligible for inclusion in the proxy statement and proxy card mailed to shareholders by us, shareholder proposals must be submitted no later than December 31, 2007 to Cardiogenesis Corporation at 11 Musick, Irvine, California 92618, Attention: Secretary. Shareholders who intend to present a proposal at the 2008 Annual Meeting of Shareholders, without including such proposal in our proxy statement, must provide our Secretary with written notice of such proposal no later than March 1, 2008. If the shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report to Shareholders containing our financial statements for the fiscal year ended December 31, 2006, has been mailed concurrently herewith. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to us.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

ANNUAL REPORT ON FORM 10-KSB

A copy of our Annual Report on Form 10-KSB, as amended, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail without charge to any person from whom the accompanying proxy is solicited upon written request to: CARDIOGENESIS CORPORATION, 11 MUSICK, IRVINE, CALIFORNIA 92618, ATTENTION: CORPORATE SECRETARY. If Exhibit copies are requested, a copying charge of $0.20 per page may be required.

By Order of the Board of Directors

William R. Abbott
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

May 18, 2007
Irvine, California

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on June 18, 2007.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
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• Call toll free 1-800-652-VOTE (8683) within the United
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telephone. There is NO CHARGE to you for the call.
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Proxy – CARDIOGENESIS CORPORATION
2007 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
JUNE 18, 2007
The undersigned shareholder of CARDIOGENESIS CORPORATION hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated on or about May 18, 2007, and hereby appoints Richard P. Lanigan and William R. Abbott or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Shareholders of CARDIOGENESIS CORPORATION, to be held on June 18, 2007 at 10:00 a.m., local time, at Cardiogenesis’ corporate headquarters, located at 11 Musick, Irvine, California, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

A. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	01 – Gary S. Allen, M.D.	02 – Paul J. McCormick	03 – Robert L. Mortensen
	04 – Marvin J. Slepian, M.D.	05 – Gregory D. Waller

☐	Mark here to vote FOR all nominees.
☐	Mark here to WITHOLD vote for all nominees.
☐	For All EXCEPT – To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01 ☐	02 ☐	03 ☐	04 ☐	05 ☐
(2)     To ratify the appointment of KMJ Corbin and Company LLP, as independent auditors for the fiscal year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN
(3)     To transact such other business as may properly come before the meeting.
B.  Non-Voting Items
Change of Address – Please print new address below.
C.      Authorized Signatures – This section must be completed for your vote to be counted – Date and Sign Below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box Signature 2 – Please keep signature within the box